SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  March 1, 2001

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


   Delaware                           0-22745                     13-2572712
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(State or Other Jurisdiction       (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
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               (Address of principal executive office) (Zip Code)


        Registrant's telephone number including area code: (561) 994-4800
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                                       N/A
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          (Former name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         Effective March 1, 2001, the Company acquired the 15% minority interest in Kings Dominion Lodge from Elbe Properties, an Ohio general partnership, which is beneficially owned by Louis S. Beck and Harry G. Yeaggy. Messrs. Beck and Yeaggy are the Chairman and Chief Executive Officer and Vice Chairman of the Company, respectively, and together, beneficially own approximately 46% of the Company's outstanding Common Stock. Kings Dominion Lodge, an existing subsidiary of the Company, owns the hotel property known as the Best Western Kings Quarter which is located at the Kings Dominion Amusement Park in Doswell Virginia.

         The purchase price was paid by delivery of a demand note in the principal amount of $600,000 bearing interest at 7.5% per annum.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

              Exhibit No.       Description

              10.38 Purchase Agreement dated as of March 1, 2001 between Elbe Properties and JAGI Doswell, L.L.C.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Janus Hotels and Resorts, Inc.
                                        ------------------------------
                                                   (Registrant)


Dated:  March 5, 2001                   By:  /s/ Richard A. Tonges
                                             -------------------------------
                                             Name:      Richard A. Tonges
                                             Title:     Vice President - Finance